**SDCH Warrant Inducement Illustration and Break-even Market Prices**

2021 Warrants

*NOTE: This model does not suggest or guarantee future performance. It is used for illustrative purposes only and the communication of break-even prices between two scenarios.*

**START >>>** Enter quantity **555,556** (current warrants)

##############

Expiring >> *16-Apr-26*

**#1 Did you accept the warrant inducement offer?**

**YES**

**Your 2021 Warrants will be exchanged for...**

| **Common Stock** | **and** | **New Warrants** | |
|---|---|---|---|
| 92,778 | | 222,223 | = 2021 Warrants x Exchange Ratios |
| 0.167 | | 0.400 | Exchange ratios |
| | | *$0.18 Exercise Price* | |
| | | *expire Dec 2028* | |
| | | *$0.36 Automatic Conversion* | |

**Assuming you exercise the New Warrants at $0.36 (automatic conversion price), then you will have...**

| | Cash Exercise | Cashless Exercise |
|---|---|---|
| Shares from Exchange | 92,778 | 92,778 |
| Shares from Exercise | 222,223 | 111,112 |
| Total Shares | 315,001 | 203,890 |
| Cash Basis | $ 40,000 | $ - |

**Using $0.57, the same price assumed for the exercise of the 2021 Warrants, your unrealized profit will be...**

| | | |
|---|---|---|
| Market Value | $ 179,148 | $ 115,957 |
| Cash Basis | $ 40,000 | $ - |
| **Unrealized Profit** | **$ 139,148** | **$ 115,957** |

**NO**

**#2 What is the market price you expect SDCH to achive PRIOR TO April 16, 2026?** >>> **$0.568721**

**If you exercise the 2021 Warrants prior to April 16, 2026 when the market price is $0.57 you will have...**

| | Cash Exercise | Cashless Exercise |
|---|---|---|
| Shares of Stock | 555,556 | 203,890 |
| Market Value | $ 315,956 | $ 115,956 |
| Cash Basis | $ 200,000 | $ - |
| **Unrealized Profit** | **$ 115,956** | **$ 115,956** |

**<<< Compare these four scenarios >>>**

**#3 What market price do you want to assume AFTER April 16, 2026?** >>> **$0.665129**

**With a market price of $0.67 your unrealized profit will be...**

| | Cash Exercise | Cashless Exercise | | Cash Exercise | Cashless Exercise |
|---|---|---|---|---|---|
| Market Value | $ 369,516 | $ 135,613 | Market Value | $ 209,516 | $ 135,613 |
| Cash Basis | $ 200,000 | $ - | Cash Basis | $ 40,000 | $ - |
| **Unrealized Profit** | **$ 169,516** | **$ 135,613** | **Unrealized Profit** | **$ 169,516** | **$ 135,613** |

**<<< Compare these four scenarios >>>**

**Are you most likely to use a cashless exercise of the current warrants?**
If yes, then the market price needs to exceed $0.568721 prior to April 16, 2026 in order for retaining the 2021 warrants to provide you with more common stock than the inducement.

**Do you believe the market price will exceed $0.36 prior to April 16, 2026 and when that occurs will you pay cash to exercise the 2021 Warrants?**
If yes, then retaining the 2021 warrants generates more unrealized profit than the inducement when the market price exceeds $0.665129.